Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of Advanced BioEnergy, LLC on the Post-Effective Amendment No. 1 to Form SB-2 of our report, dated January 19, 2006 relative to the financial statements of Advanced BioEnergy, LLC, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the Captions “Experts” in such Prospectus.

Des Moines, Iowa

February 10, 2006

McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of separate and independent legal entities.